EXHIBIT NO. 99.(g) 2

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (this “Amendment”) to the Global Custody Agreement, dated as of November 13, 2006 (as amended from time to time, the “Agreement”), by and among JPMorgan Chase Bank, N.A. (the “Bank”), and each entity listed on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), is made and entered into on this December 21, 2021.

WHEREAS, the Bank and the Funds desire to amend the Agreement to add MFS Intrinsic Value Fund as a Fund;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.	Appendix A is deleted in its entirety and replaced by Appendix A attached hereto as Exhibit 1.

2.	All other terms and conditions of the Agreement are hereby ratified, and the Agreement shall, except as expressly modified herein, continue in full force and effect.

3.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of December 21, 2021.

Each of the Investment Companies listed on Appendix A, on Behalf of each of Their Respective Portfolios

By:	Christopher R. Bohane
Name:	Christopher R. Bohane
Title:	Assistant Secretary

JPMorgan Chase Bank, N.A.

By:	Matthew Leisman
Name:	Matthew Leisman
Title:	Executive Director

Exhibit 1

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A.

AND EACH OF THE INVESTMENT COMPANIES

Dated as of December 21, 2021

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund
MFS Series Trust II	MFS Growth Fund
MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund
MFS Series Trust IV	MFS Mid Cap Growth Fund
MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund
MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund
MFS Series Trust VII	MFS Emerging Markets Equity Research Fund MFS Intrinsic Value Fund
MFS Series Trust VIII	MFS Global Growth Fund MFS Income Fund
MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund

MFS Series Trust X	MFS Blended Research Mid Cap Equity Fund MFS Global Opportunistic Bond Fund MFS International Large Cap Value Fund
MFS Series Trust XIII	MFS Diversified Income Fund MFS Government Securities Fund
MFS Series Trust XIV	MFS Institutional Money Market Portfolio
MFS Series Trust XV	MFS Global Alternative Strategy Fund
MFS Series Trust XVI	MFS Prudent Investor Fund
MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund

MFS Arkansas Municipal Bond Fund

MFS California Municipal Bond Fund

MFS Georgia Municipal Bond Fund

MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund

MFS Mississippi Municipal Bond Fund

MFS Municipal Income Fund

MFS Municipal Intermediate Fund

MFS New York Municipal Bond Fund

MFS North Carolina Municipal Bond Fund

MFS Pennsylvania Municipal Bond Fund

MFS South Carolina Municipal Bond Fund

MFS Tennessee Municipal Bond Fund

MFS Virginia Municipal Bond Fund

MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional International Equity Fund